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                                                                   EXHIBIT 10.18

                                BE, INCORPORATED.
                BEDEPOT ON-LINE ORDER AND DISTRIBUTION AGREEMENT


         This BeDepot On-Line Order and Distribution Agreement (the "Agreement") is made as of May 17, 1999 between Be, Incorporated, a California corporation, having a place of business at 800 El Camino Real, Suite 400, Menlo Park, CA 94025 ("Be, Inc."), and Strata , a Utah corporation, having a place of business at 567 South Valley View Drive, Suite 202, St. George, Utah 84770 ("Developer").

         In consideration of the mutual promises contained in this Agreement, the parties agree as follows:

1. DEFINITIONS. THE FOLLOWING TERMS SHALL HAVE A DEFINED MEANING AS USED IN THIS AGREEMENT:

         1 "END USER" means a licensee of computer products who acquires such products for personal or ordinary business usage and not for further distribution or resale.

         2 "END USER AGREEMENT" means Developer's applicable on-line electronic end user license agreement accompanying each Product, including the PackageBuilder license provided by Be, Inc. as incorporated by the Developer into the Developer's electronic agreement, in the format provided in Section 4.2 of this Agreement.

         3 "PRICE LIST" means Developer's suggested retail price list for the Products as set forth in EXHIBIT A ("Price List"), as amended from time to time upon notice by Developer to Be, Inc.

         4 "PRODUCTS" means physical merchandise; including books and clothing, and Developer's software products (in object code form only) ("Software Products"); including commercial, free, trial, demonstration, and update versions; together with supporting End User documentation
("Documentation"), all as identified in the Price List.

         5 "BEDEPOT WEBSITE" means the Internet site located at http://www.bedepot.com or any alternative or successor site designated by Be, Inc. from time to time.

         6 "LAUNCH/RELEASE/UPDATE" means the initial public availability of a product through the BeDepot Internet web site. This includes all versions of Products including launches of completely new Products, releases of new versions of existing Products, and minor updates or fixes to existing Products.

2.   RIGHTS OF BE, INC.

         1 LICENSE GRANT TO BE, INC. During the term of this Agreement and subject to the terms and conditions set forth therein, Developer hereby grants Be, Inc. a nonexclusive, worldwide, royalty-free, irrevocable, fully-paid up license to:

               Reproduce, and have reproduced, publicly display, publicly perform and, solely as a means to aid in the

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         electronic delivery of the Products, modify the Products identified in the Price List.

               Distribute, or have distributed, electronically or otherwise, the Products, either on a stand-alone basis or bundled with other Products or products of other Be, Inc. developers, to End Users who order the Products from the BeDepot Website.

               Use, in accordance with Developer's reasonable policies regarding advertising and trademark usage as established from time to time and provided to Be, Inc., Developer's trademarks, trade names, and logos (collectively, the "Trademarks") in Be, Inc.'s distribution, advertising and promotion of the Products on the BeDepot Website. Be, Inc. agrees that it shall not use any other trademark, word, letter, design or mark (i) in combination with the Trademarks in a manner that would create a combination mark or (ii) that is confusingly similar to the Trademarks; provided, however, that Be, Inc. may use the Trademarks with other marks or names if such other marks or names are sufficiently separated from the Trademarks and sufficiently distinctive to avoid the consumer impression that such other marks or their owners are associated with Developer. Be, Inc. agrees not to register any Developer trademarks. Be, Inc. agrees to cooperate with Developer in facilitating Developer's monitoring and control of the nature and quality of such products and services, and to supply Developer with specimens of use of the Trademarks upon request.

               Use the Products for demonstration and testing purposes subject to the terms and conditions of the applicable End User Agreement.

         2     Restrictions

               Ownership of Proprietary Rights. Be, Inc. acknowledges that any Software Product and its sequence, structure and organization is proprietary to Developer and that Developer retains exclusive ownership of the Trademarks and any Software Product. Be, Inc. will take all reasonable measures to protect Developer's proprietary rights in any Software Products. Except as provided herein, Be, Inc. is not

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         granted any rights to patents, copyrights, trade secrets, trade names, trademarks (whether registered or unregistered), or any other rights, franchises or licenses with respect to any Products.

               Restrictions on Copying and Reverse Engineering. Be, Inc. agrees not to reproduce, copy, modify, translate, disassemble, reverse engineer or otherwise attempt, or permit others to attempt, to discover the source code of the Software Products, in whole or in part. However, Developer acknowledges and agrees that while Be, Inc. will use commercially reasonable efforts to preserve the proprietary rights of the Software Products, Be, Inc. cannot make any warranties regarding the protection of the Software Products during and after the electronic download thereof from the BeDepot Website. Be, Inc. will have no liability for any unauthorized use of the Software Products by any End User.

         3 PRODUCT DELIVERY. Developer agrees that Be, Inc. shall receive each new commercial Product (i.e. the initial release of a Product as well as major or minor updates and trial or demonstration versions of any Product) no later than 48 hours after such Product is made generally available by Developer.

3.   DELIVERY OF PRODUCTS AND OTHER MATERIALS.

         1  PRODUCTS FOR DISTRIBUTION VIA DOWNLOAD FROM BEDEPOT.  Within ten
(10) days after the Effective Date of this agreement, Developer shall deliver to Be, Inc. the current version(s) of the Product(s) on the Price List (Exhibit A) that are to be distributed via electronic download from Be, Inc.'s web site, BeDepot, and the applicable End User Agreement for such Products. With regard to the initial delivery, deliveries of new Products and upgrades, and delivery of the End User Agreement, Developer will provide Be, Inc. with a copy of the Product through electronic mail or via a file transfer protocol agreed to by Be. Inc. prior to delivery of each Product.

         2 PHYSICAL DISTRIBUTION THROUGH ALOM TECHNOLOGIES. Developer is responsible for establishing and maintaining an inventory relationship (including payment of all associated fees) with ALOM Technologies ("ALOM"). Within ten (10) days after the Effective Date of this Agreement, Developer agrees to deliver to ALOM an initial delivery of all Products that are to be ordered by End Users via BeDepot but that are to be physically distributed by ALOM. Developer will at all times use its best efforts, consistent with prudent business practice, to maintain a representative inventory of Products and upgrades in reasonably sufficient quantities to provide adequate and timely delivery to End Users. Developer agrees that title of the Product, but not the risk of loss, shall pass to Be, Inc. upon commencement of order fulfillment by ALOM Technologies. Developer also agrees that Be, Inc. reserves the right to return title of Product to Developer in case of damage during shipment, return by End User, or at it's sole discretion.

         3 OTHER MATERIALS. Developer will provide Be, Inc. with the materials necessary to create a web page on the BeDepot web site as specified in Section 6 of this Agreement ("Joint Marketing"), as well as any information Be, Inc. will need to conform to California laws regarding disclosure of information in relation to the sale of Developer's Product(s). Developer will provide these materials on CD-ROM or through electronic mail or via a file transfer protocol agreed to by Be. Inc. with

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reasonably adequate lead times to allow Be, Inc. to format and post such materials on the BeDepot web site prior to the date Developer's Products are to be made available for purchase. With regard to the initial delivery of all new Products and upgrades for any method of distribution, Developer will provide Be, Inc. with (i) a copy of the Product on CD-ROM or through electronic mail or via a file transfer protocol agreed to by Be. Inc. prior to delivery of each Product, (ii) Product specification information in HTML format, or in another mutually agreeable computer readable form that can be reproduced by Be, Inc., and (iii) Additional electronic copy of the End-user license agreement separate from the Product in text (.txt) format, or in another mutually agreeable computer readable form that can be reproduced by Be, Inc.

4.   SALE TERMS AND PAYMENT.

         1 ORDERS AND PAYMENT BY END-USERS. Be, Inc. shall accept orders for Products from End Users through the BeDepot Website. Be, Inc. also reserves the right at its sole discretion to accept orders for Products from End Users through telephone, facsimile, postal mail, or electronic mail. In the case of physical delivery, Be, Inc. reserves the right to stop taking orders for a product if the inventory for that product is depleted; Be, Inc. has no obligation to take back orders. Be, Inc. reserves the right to charge additional fees to customers for services involved in the sale of the product, such as shipping, tax, miscellaneous processing fees, etc.

         2 END USER AGREEMENTS. Developer will include in the Product's start-up routine a mechanism, such as a click-through procedure, whereby the End User must again affirmatively assent to the End User Agreement. The terms and conditions of such End User Agreement shall in no way conflict with the terms as set forth in this Agreement. In addition, Developer will include in its End User Agreement a provision substantially similar to the following paragraph, authorizing the use of the End User's copy of Software Valet to obtain upgrades, patches or any other form of software update automatically using the End User's computer and connection to the Internet.

               "The Software is designed for use with the Be Incorporated Software Valet product which automatically provides application and registration information to and obtains upgrades, patches and updates for the Software from the BeDepot world wide web site using your computer and connection to the Internet. In light of such design, you hereby acknowledge and authorize the aforementioned use when installing and using the Software."

         Be, Inc. shall have no responsibility for preparing any End User Agreements on Developer's behalf.

         3 PRICE AND PAYMENT. Developer agrees that the Products will be offered to End Users at prices set by Be, Inc. in its sole discretion. In consideration for the grant of the license to distribute the Products hereunder, Be, Inc. shall pay Developer the price listed on the Price List for each copy of the Product sold to End Users through the BeDepot Website. Developer, at its option, may occasionally provide Products to Be, Inc. at prices that are lower than the prices set forth on the Price List for limited times in connection with Developer promotions and bundles. If Be, Inc. agrees to participate in such promotions, for the duration of such promotions or bundles, Be, Inc. agrees to offer Developer's Product(s) to End Users at prices that reflect the promotional discounts Be has received. If Developer and Be, Inc. agree to change the price listed on the Price List for any reason, a Price List Amendment form must be submitted in writing and signed by both Developer and Be, Inc.

         Developer agrees to offer its Product(s) to Be, Inc. at a price that is at least as low as the lowest price Developer charges other resellers. Developer agrees that it will not sell any Product to End Users at a price that is lower than the price then charged for the same Product on the BeDepot Website.

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         4  PRODUCT AVAILABILITY.  New products shall be deemed "Products"
when Developer adds them, and Be agrees to have them added, to the Price List. Developer has the right to discontinue the distribution or availability of any Product upon sixty (60) days prior written notice to Be, Inc.

         5 TAXES AND DUTIES. Be, Inc. shall be responsible for any federal or local sales, use, excise, or similar tax other than those based on Developer's net income (collectively the "Taxes") and any penalties or interest associated with any of the Taxes, imposed by any governmental authority with respect to any payment received or made by Be, Inc. under this Agreement or any Product to be delivered by Be, Inc. to End Users under this Agreement. Notwithstanding the foregoing, BeDepot is not responsible for any customs fees or Value Added Taxes. Developer will provide Be, Inc. with all reasonably requested assistance in order for Be, Inc. to comply with its Tax obligations hereunder; provided, however, that upon Developer's request, Be, Inc. agrees to sign an appropriate confidentiality agreement preserving the proprietary nature of any such information.

         6 PAYMENT TERMS. Be, Inc. shall send payment to Developer within thirty (30) days after the end of each month for all Product sales for which Be, Inc. has received payment in such month, less the amount returned to End Users based on Product refunds allowable under this Section 4 of the Agreement in that month or any previous month. Be, Inc. will send payment via the U.S. Postal Service. Any fees incurred from the use of any mutually agreed upon alternative delivery method will be charged to Developer.

         7 REFUND POLICY FOR PRODUCTS DELIVERED ELECTRONICALLY. Be, Inc. will provide End Users with a thirty (30) day money-back guarantee policy for each Product designated by Developer. End Users shall be entitled to receive a refund of the Product purchase price within thirty (30) days after downloading the Product notwithstanding that the Product is not functionally defective or otherwise fails to qualify for warranty service under the applicable End User Agreement. Developer agrees that Be, Inc. shall receive credit for any Product returns through the adjustment of the monthly Be, Inc. payment to Developer for the period during which the Product returns occur. Be, Inc. shall have no obligation to refund to Developer any of the transaction costs it collects from the sale of Products which are subsequently returned by End Users either in connection with the thirty (30) day money-back guarantee or a provision of the Developer's End User Agreement.

         8 REFUND POLICY FOR PRODUCTS DELIVERED PHYSICALLY. Be, Inc. will provide the same thirty (30) day money-back guarantee for Products delivered physically as is offered in Section 4.7 of this Agreement. Developer agrees that Be, Inc. shall be credited for any Product returns through adjustment of the monthly Be, Inc. payment to Developer for the period during which the Product returns occur. Be, Inc. reserves the right to dispose of or return to Developer, at Developer's option, returned Product(s), regardless of condition. Be, Inc. reserves the right, but is not obligated, to charge Developer for costs related to returns of their products, whether such returns are in connection with the thirty (30) day money-back guarantee or a provision of the Developer's End User Agreement. Be, Inc. shall have no obligation to refund to Developer any of the transaction costs it collects from the sale of Products which are subsequently returned by End Users either in connection with the thirty (30) day money-back guarantee or any provision of the Developer's End User Agreement.

5.   BE, INC. OBLIGATIONS.

         1 END USER REGISTRATION. End Users will have the option to register their use of a Product with Be, Inc. via a designated registration service (i.e. SoftwareValet or any substitute service designated by Be, Inc.) ("Registration Service") and information related solely to the End User's purchase of the Products that is received by Be, Inc. from such registration will be forwarded to Developer, if such End User has authorized Be, Inc.'s disclosure of such information to Developer. End Users that elect to register will be required to provide, at a minimum, their name and e-mail address and at their option, address, company name and facsimile number.

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         2  END USER INFORMATION.  Be, Inc. and, if such End User so agrees,
Developer, each have rights to the information gathered through the designated registration service. Developer does not have rights to, nor will it receive, information provided by the End User for sale transaction administration, or information in connection with any purchase other than that of the Products. Be, Inc. does not guarantee the accuracy of the information collected during registration and forwarded to Developer.

         3 RECORDS AND REPORTS. Be, Inc. shall provide Developer a monthly report of Product distributions that include the amounts paid to Developer and the prices charged by Be, Inc. Such report shall be provided with the monthly payment from Be, Inc. to Developer. Be, Inc. agrees to maintain complete, clear and accurate records of Product distributions. Not more than once in any twelve (12) month period, Be, Inc. shall permit an independent auditor designated by Developer and reasonably approved by Be, Inc. to inspect records pertaining to the Products and any other materials provided to Be, Inc. by Developer to ensure compliance by Be, Inc. with its obligations to Developer. Any such inspection and audit shall be conducted during regular business hours and in such a manner as not to interfere unduly with normal business activities of Be, Inc.

         4 PRODUCT MAINTENANCE AND SUPPORT. Be, Inc. will provide End Users with the relevant support contact information from EXHIBIT B ("Contact Information") in order that End Users may obtain maintenance and support directly from Developers. Be, Inc. shall have no obligation to provide any maintenance or support to any End User except in the case of minor updates and bug fixes which may be delivered to End Users by Internet download. This Agreement must be in effect at the time an End User requests any such update or bug fix. Any additional Be, Inc. services shall also be subject to an additional fee to be agreed upon between Be, Inc. and Developer.

         5 PRODUCT LAUNCHES/RELEASES/UPGRADES. Developer is allowed a total of three (3) free Launches, Releases, or Upgrades in any three (3) month period for any Product Developer has on the Price List. Developer agrees to pay Be, Inc. two hundred and fifty dollars ($250) for each additional Launch, Release or Upgrade of a Product on the Price List.

         6 WEBSITE AVAILABILITY. Be, Inc. intends to make Products available on the BeDepot Website seven (7) days a week, twenty-four (24) hours a day, except for scheduled maintenance and required repairs, and except for any loss or interruption of service due to causes beyond the control of Be, Inc. or which is not reasonably foreseeable by Be, Inc., including but not limited to, interruption or failure of telecommunication or transmission links. However, occasional website downtime should be anticipated and Be, Inc. does not warrant that the BeDepot Website will be functioning or available at all times.

         7 ORDER SUPPORT. Be, Inc. will provide technical support to End Users and prospective End Users during the downloading and installation process Monday through Friday, 9:00 a.m. to 5:00 p.m., Pacific Time. Be, Inc. shall have the right to allow an End User to download a product more than once if Be, Inc. determines that the first download was not completed successfully. Be, Inc. will provide End Users with the contact information for the Complaint Assistance Unit of the Division of Consumer Services of the Department of Consumer Affairs of the State of California in the event they have any questions or concerns regarding the services provided by the BeDepot Website.

6. JOINT MARKETING. For each Product distributed by Be, Inc. hereunder, Be, Inc. will provide a web page on the BeDepot Website with a product description, a screenshot from the Product, a hyperlink to Developer's website and contact information for the Developer. These items shall be provided by Developer to Be, Inc. in the format designated in Section 3 of this Agreement ("Delivery of Products and Other Materials to Be, Inc.").

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         Developer agrees to identify Be, Inc. and the BeDepot Website as an authorized distributor of the Products in all press releases related to the Products to the extent that Developer identifies its other distributors in press releases. Developer agrees to include a hyperlink from the Developer's web site to the BeDepot Website. Furthermore, Be, Inc. may identify Developer and its Products, including use of Developer's trademarks, in all its press releases promoting the BeDepot Website and Be, Inc.'s business.

         Be, Inc. reserves the right to remove or modify any images or text it deems obscene, libelous, inappropriate or otherwise unsuitable for commercial use and distribution.

7. TERM. The term of this Agreement shall commence as of the date of this Agreement and continue for one (1) year from the Effective Date. Thereafter, this Agreement shall renew automatically for successive one (1) year periods unless a party provides written notice to the other of nonrenewal at least sixty (60) days prior to the end of the then current term.

8.   WARRANTIES.

         1 PRODUCT. Developer warrants the Products to End Users only pursuant to the terms and conditions of the End User Agreement or warranty card and no warranty is extended to Be, Inc. except as provided in this Agreement. The currently applicable End User warranty terms are set forth in the End User Agreement and are subject to change from time to time in Developer's discretion. Developer agrees to provide Be, Inc. with written notice of any change in the End User Agreement and a copy of the new agreement in the format specified in Section 3 in order that Be, Inc. may display the new End User Agreement to End Users on the BeDepot Website. Be, Inc. will display the new End User Agreement, and its terms will become effective against users, thirty (30) days after Be, Inc. receives the new Agreement in the specified format.

         2  PACKAGEBUILDER LICENSE:  Developer represents and warrants that
(i) each Product has been developed with Be, Inc.'s PackageBuilder product ("PackageBuilder") pursuant to Be, Inc.'s electronic license agreement (the "PackageBuilder License") and (ii) Developer has read and agrees to the terms and conditions of the PackageBuilder License.

         3 CONTENT. Developer warrants that the Product(s) and marketing materials it submits to Be, Inc.: (a) shall not infringe any third party's copyright, patent, trademark, trade secret or other proprietary rights or rights of publicity or privacy; (b) shall not violate any law, statute, ordinance or regulation (including without limitation the laws and regulations governing export control, unfair competition, anti-discrimination or false advertising); (c) shall not be defamatory, trade libelous, unlawfully threatening or unlawfully harassing; (d) shall not be obscene, pornographic or indecent or contain child pornography; and (e) shall not contain any viruses, trojan horses, worms, time bombs, cancelbots or other computer programming routines that are intended to damage, detrimentally interfere with, surreptitiously intercept or expropriate any system, data or personal information.

         4 NO OTHER OBLIGATIONS. Be, Inc. will have no other warranty or maintenance obligations other than as expressly set forth in this Agreement unless it has entered into a written agreement therefor with Developer.

         5 LIMITATIONS AND DISCLAIMER OF WARRANTIES AND CONDITIONS. EXCEPT FOR THE EXPRESS WARRANTIES AND CONDITIONS SET FORTH ABOVE, NEITHER PARTY MAKES ANY OTHER WARRANTIES OR CONDITIONS RELATING TO THE PRODUCTS OR SERVICES PROVIDED HEREUNDER, EXPRESS OR IMPLIED AND EXPRESSLY EXCLUDES ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY. NO

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PERSON IS AUTHORIZED TO MAKE ANY OTHER WARRANTY, CONDITION OR REPRESENTATION
CONCERNING THE PERFORMANCE OF THE PRODUCT OTHER THAN AS PROVIDED IN THIS
SECTION 8 ("Warranty") AND IN THE END USER AGREEMENT. BE, INC. SHALL MAKE NO OTHER WARRANTY OR CONDITION, EXPRESS OR IMPLIED, ON BEHALF OF DEVELOPER.

9.   INDEMNITY.

         1 DEVELOPER INDEMNITY. Developer shall defend and indemnify Be, Inc. against any claim, suit or proceeding (including reasonable attorneys' fees) arising from product liability claims or alleging that a Product or any marketing materials infringe a patent, copyright, trademark or trade secret. The foregoing obligation is subject to Be, Inc. (i) giving Developer prompt written notice of any such claim; (ii) allowing Developer to control the defense and settlement of such claim; (iii) not entering into any settlement or compromise of such claim without Developer's prior written consent; and
(iv) providing all assistance reasonably requested by Developer in the defense or settlement of such claim, at Developer's expense. Upon notice of an alleged infringement or if in Developer's opinion such a claim is likely, Developer shall have the right, at its option, to obtain for Be, Inc. the continuing right to distribute the Product, substitute other non-infringing computer software with similar operating capabilities or modify the Product so that it is no longer infringing. In the event that none of the above options are reasonably available in Developer's opinion, Be, Inc.'s sole and exclusive remedy shall be to terminate this Agreement.

         2 BE, INC. INDEMNITY. Be, Inc. shall be responsible for any claims, warranties or representations made by Be, Inc. or Be, Inc.'s employees or agents which differ from the warranty provided by Developer in its End User Agreement. The foregoing obligation is subject to Developer (i) giving Be, Inc. prompt written notice of any such claim; (ii) allowing Be, Inc. to control the defense and settlement of such claim; (iii) not entering into any settlement or compromise of such claim without Be, Inc.'s prior written consent; and (iv) providing all assistance reasonably requested by Be, Inc. in the defense or settlement of such claim. The foregoing sets forth Developer's sole and exclusive remedy for any such claim.

10.  TERMINATION.

         1 WITH CAUSE. Either party may terminate this Agreement upon thirty (30) days written notice of a material breach of this Agreement by the other party if such breach is not cured within such thirty (30) day period.

         2 FOR CONVENIENCE. Either party may terminate this Agreement for convenience upon sixty (60) days written notice to the other party.

         3 RIGHTS UPON TERMINATION. After notice of termination but prior to the effective termination date, Be, Inc. shall be entitled to accept orders for Products from End Users and fulfill such orders notwithstanding that the fulfillment of and payment for such orders may extend beyond the effective termination date. Each party shall be entitled to all payments provided for under this Agreement for such orders. Be, Inc. shall pay all amounts due to Developer within ninety (90) days after the effective termination date.

         4 SURVIVAL. The following provisions survive expiration or termination of this Agreement: 2.2 ("Restrictions"), 4 ("Terms"), 8 ("Warranty "), 9 ("Indemnity"), 10.3 ("Rights upon Termination"), 11 ("Consequential Damages Waiver"), 12 ("Limitation of Liability") and 13 ("Miscellaneous").

11.  CONSEQUENTIAL DAMAGES WAIVER.   NEITHER PARTY WILL BE LIABLE FOR ANY
LOSS OF USE, INTERRUPTION OF BUSINESS, OR ANY EXEMPLARY, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND (INCLUDING LOST PROFITS)

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REGARDLESS OF THE FORM OF ACTION WHETHER IN CONTRACT, TORT (INCLUDING
NEGLIGENCE) AND STRICT PRODUCT LIABILITY OR OTHERWISE, EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

12. LIMITATION OF LIABILITY. NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS AGREEMENT, EACH PARTY'S AGGREGATE LIABILITY TO THE OTHER UNDER THIS AGREEMENT SHALL BE LIMITED TO THE AMOUNT EQUAL TO THE TOTAL PAYMENTS MADE BY BE, INC. TO DEVELOPER IN THE TWELVE (12) MONTHS PRIOR TO THE DATE A CLAIM FIRST ARISES. BE, INC. SHALL HAVE NO LIABILITY FOR ANY PERFORMANCE OR FAILURE OF THE BEDEPOT WEBSITE TO PERFORM OR FUNCTION AT ANY GIVEN TIME.

13.  MISCELLANEOUS.

         1 NOTICES. Any notices permitted or required under this Agreement shall be in writing, and shall be delivered in person or by certified or registered mail, return receipt requested, and shall be deemed given upon personal delivery or five (5) days after deposit in the mail. In the event a Developer has any concerns about the services offered by the BeDepot Website which are not addressed by Be, Inc., Developer may contact the Complaint Assistance Unit of the Division of Consumer Services of the Department of Consumer Affairs of the State of California.

         2 ASSIGNMENT. This Agreement may not be assigned by either party without the prior written approval of the other party, which approval will not be unreasonably withheld. A change in the persons or entities who control fifty percent (50%) or more of the equity securities or voting interest of a party through a reorganization, merger, consolidation or reincorporation or a sale of all or substantially all of the assets of a party shall not be considered an assignment for which prior written approval is required.

         3 WAIVER. The waiver by either party of a breach of any provisions contained herein shall be in writing and shall in no way be construed as a waiver of any succeeding breach of such provision or the waiver of the provision itself.

         4 SEVERABILITY. In the event that any provision of this Agreement is determined to be unenforceable or invalid under any applicable law or be so held by applicable court decision, such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole, and, in such event, such provision shall be changed and interpreted so as to best accomplish the objectives of such provision within the limits of applicable law or applicable court decisions.

         5 CONTROLLING LAW. This Agreement shall be governed in all respects by the laws of the State of California and the United States of America as such laws are applied to agreements entered into and to be performed entirely within California between California residents. The United Nations Convention on the International Sale of Goods is hereby expressly excluded from application to this Agreement. All disputes arising under this Agreement may be brought in Superior Court of the State of California in Santa Clara County or the Federal District Court of San Jose and the parties hereby submit to the non-exclusive jurisdiction of such courts.

         6 NO AGENCY. Nothing contained herein shall be construed as creating any agency, partnership, or other form of joint enterprise between the parties.

         7 EXPORT. Developer acknowledges that the laws and regulations of the United States may restrict the export and re-export of certain commodities and technical data of United

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States origin. Developer represents and warrants that none of the Products are subject to any United States or foreign restrictions on export or re-export and Be, Inc.'s distribution of the Products as contemplated by this Agreement does not require any United States or foreign licenses or permits. To the extent that any such permits or licenses are required, Developer agrees to give prompt advance notice thereof to Be, Inc. and obtain such permits and licenses at Developer's sole cost and expense. Be, Inc. agrees to provide all reasonably requested assistance to Developer, at Developer's sole cost and expense, to obtain such permits and licenses.

         8 COUNTERPARTS. This Agreement may be signed in two counterparts which together shall form a single agreement as if both parties had executed the same document.

         9 ENTIRE AGREEMENT. This Agreement (including all attached Exhibits) completely and exclusively states the Agreement of the parties regarding its subject matter. It supersedes, and its terms govern, all prior or contemporaneous proposals, agreements or other communications between the parties, oral or written, regarding such subject matter. This Agreement shall not be modified except by a subsequently dated written amendment signed on behalf of Developer and Be, Inc. by their duly authorized representatives.

         10 WARRANTY. Each party warrants that it has full power and authority to enter into and perform this Agreement, and the person signing this Agreement on each party's behalf has been duly authorized and empowered to enter into this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

BE, INCORPORATED                             DEVELOPER

Signed: /s/ J.R. Graham                       Signed: /s/ Dennis Derrick
       -------------------------------              ----------------------------
Name:     J.R. Graham                        Name:     Dennis Derrick

Title:    Sales and Marketing                Title:    Vice President

                                    EXHIBIT A

                                   Price List


        Product Name                       Type              Delivery               SRP             BeDepot Cost
-----------------------------       ------------------   -----------------    ---------------  -----------------------


















NOTES:

    Product Name - The defining name of the product. (I.E. Software products should have name and version numbers, clothing should have name, color, style and size)

    Type - Should be one of the following three: 1) Software 2) Book 3) Merchandise

    Delivery - Should be one of the following two: 1) Electronic (I.E. Internet download of software only) 2) Physical (I.E. Ship through the mail)

    SRP - The suggested retail price for the particular version of the Product determined by the Developer. The suggested retail price for the electronic delivery version (I.E. Internet download) of a software Product is typically 10% to 20% less than the box version.

    BeDepot Cost - This is the amount that Be, Inc. will pay Developer for each copy of Product distributed.

                                    EXHIBIT B

                               Contact Information


Developer Company Name:                   Strata
                                          --------------------------------------

Developer Mailing Address:                567 South Valley View Drive
                                          Suite 202
                                          St. George, UT 84770
                                          --------------------------------------

Developer Company Phone:                  435-628-5218
                                          --------------------------------------

Developer Company Facsimile:              435-628-9756
                                          --------------------------------------

Marketing Contact Name:                   Dennis Derrick
                                          --------------------------------------

Marketing Contact Phone:                  435-628-5218 ext 5205
                                          --------------------------------------

Marketing Contact E-Mail:                 dennisd@strata3d.com
                                          --------------------------------------

Technical Contact Name:                   Gary Bringhurst
                                          --------------------------------------

Technical Contact Phone:                  435-628-5218 ext 5244
                                          --------------------------------------

Technical Contact E-Mail:                 garyb@strata3d.com
                                          --------------------------------------

Website URL:                              http://www.strata3d.com
                                          --------------------------------------

Customer Support E-mail (required):       support@strata3d.com
                                          --------------------------------------

435                                       435-628-9751
                                          --------------------------------------

Toll-Free Customer Support Phone:
                                          --------------------------------------

Customer Support Fax:                     435-628-9756
                                          --------------------------------------


                          BE, INC. CONTACT INFORMATION

                                Be, Incorporated
                          800 El Camino Real, Suite 400
                              Menlo Park, CA 94025
                               Ph: (650) 462-4100
                               Fax: (650) 462-4129

                          BeDepot Contact: Paula Draper
                               Ph: (650) 462-4184
                               Fax: (650) 462-4129
                              E-Mail: paula@be.com